UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

Annaly Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2021, Annaly Capital Management, Inc. (the “Company”) entered into an Amendment No. 1 (each, an “Amendment No. 1” and collectively, the “Amendments”) to each of the separate amended and restated Distribution Agency Agreements (collectively, each as amended by the applicable Amendment No. 1, the “Amended and Restated Sales Agreements”) previously entered into on August 6, 2020, as disclosed in the Company’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (the “SEC”) on August 6, 2020, with each of RBC Capital Markets, LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (the “Sales Agents”). Under the terms of the Amended and Restated Sales Agreements, the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $1,500,000,000 (the “Shares”) from time to time through any of the Sales Agents.

Pursuant to the Amended and Restated Sales Agreements, the Shares may be offered and sold through the Sales Agents in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Under the Amended and Restated Sales Agreements, each Sales Agent (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. Under the Amended and Restated Sales Agreements, the Company will pay each of the Sales Agents a commission that will not exceed, but may be lower than, 1.25% of the gross sales price per share of Shares sold through it. The Amended and Restated Sales Agreements contain customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Amendments (i) increased the number of shares of Common Stock which the Company may now sell through the Sales Agents, from time to time, under the Amended and Restates Sales Agreements to an aggregate offering price of up to $1,500,000,000 and (ii) extended the termination dates of the Amended and Restates Sales Agreements to December 31, 2027.

Shares sold under the Amended and Restated Sales Agreements, if any, will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-229489), including the prospectus, dated February 1, 2019, and the prospectus supplement, dated August 6, 2021, as the same may be amended or supplemented.

The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the entire Amendments, copies of which are attached hereto as Exhibits 1.1 through 1.10, inclusive, and which are incorporated herein by reference. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and RBC Capital Markets, LLC.

1.2	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and Barclays Capital Inc.

1.3	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and BofA Securities, Inc.

1.4	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and Citigroup Global Markets Inc.

1.5	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and Credit Suisse Securities (USA) LLC.

1.6	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and Goldman Sachs & Co. LLC.

1.7	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and J.P. Morgan Securities LLC.

1.8	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and Keefe, Bruyette & Woods, Inc.

1.9	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and UBS Securities LLC.

1.10	Amendment No. 1 to the Amended and Restated Distribution Agency Agreement, dated August 6, 2021, by and between Annaly Capital Management, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

Date: August 6, 2021	By:	/s/ Anthony C. Green
	Name:	Anthony C. Green
	Title:	Chief Corporate Officer & Chief Legal Officer